                                                                    EXHIBIT 99.5

                        HALLMARK FINANCIAL SERVICES, INC.

                        __________ Shares of Common Stock
           Offered Pursuant to Rights Distributed to Security Holders

                                                             _____________, 2003

To Our Clients:

            Enclosed for your  consideration  are a Prospectus,  dated  _______,
2003 (the "Prospectus"), and the "Instructions as to Use of Rights Certificates"
relating to the offering (the "Rights Offering") by Hallmark Financial Services,
Inc. (the  "Company") of shares of its Common Stock (as defined below)  pursuant to  non-transferable  subscription  rights  (the  "Rights")  distributed  to all holders of record of shares of its common stock,  par value $0.03 per share (the
"Common Stock"), at the close of business on ________, 2003 (the "Record Date").
The Rights are described in the Prospectus.

            In the Rights  Offering,  the Company is offering  an  aggregate  of
_______ shares of Common Stock (the  "Underlying  Shares"),  as described in the
Prospectus.

            The Rights will expire,  if not  exercised,  at 5:00 p.m.,  New York
City time,  on ________,  2003,  unless  extended in the sole  discretion of the
Company (as it may be extended, the "Expiration Date").

            As described in the Prospectus,  you will receive one Right for each share of Common Stock carried by us in your account as of the Record Date.

            Each Right  allows you to  subscribe  for  _______  shares of Common
Stock (the "Basic  Subscription  Privilege")  at the cash price of $_______  per share (the "Subscription Price").

            In  addition,  each  holder  of Rights  who  exercises  their  Basic
Subscription   Privilege   in  full  will  be   eligible   to   subscribe   (the
"Over-Subscription  Privilege") at the  Subscription  Price for shares of Common
Stock that are not  otherwise  purchased  pursuant to the  exercise of Rights by other  holders of Rights  under the Basic  Subscription  Privilege  (the "Excess
Shares"),  subject to availability and pro-ration as described below.  Shares of
Common Stock will be available  for purchase  pursuant to the  Over-Subscription
Privilege only to the extent that any  Underlying  Shares are not subscribed for pursuant to the Basic  Subscription  Privilege.  If there are not enough  Excess
Shares to satisfy all subscriptions made under the Over-Subscription  Privilege, the Company will allocate the remaining  Excess Shares pro-rata  (subject to the elimination of fractional shares) among those Rights holders who exercised their
Over-Subscription  Privileges,  in proportion to the number of Underlying Shares each beneficial holder exercising the Over-Subscription  Privilege has purchased pursuant to the Basic Subscription  Privilege;  provided,  however, that if such pro-rata  allocation  results in any Rights  holder  being  allocated  a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Over-Subscription Privilege, then such holder will be allocated only  such  number  of  Excess  Shares  as such  holder  subscribed  for and the remaining Excess Shares will be allocated among all other holders exercising the
Over-Subscription  Privilege on the same pro-rata  basis  outlined  above.  Such pro-ration  will be repeated  until all Excess Shares have been allocated to the
full   extent   of   the   Over-Subscription    Privilege.   See   "The   Rights
Offering--Subscription Rights--Over-Subscription Privilege" in the Prospectus.

            The Rights will be evidenced by non-transferable Rights certificates and will  cease to have any value at the  close of  business  on the  Expiration
Date.

            The materials  enclosed are being forwarded to you as the beneficial owner of Common Stock  carried by us in your account but not  registered in your name.  Exercises  of  rights  may be made  only by us as the  record  owner  and pursuant  to your  instructions.  Accordingly,  we  request  instructions  as to whether  you wish us to elect to  subscribe  for any  shares of Common  Stock to which you are entitled  pursuant to the terms and subject to the  conditions set forth in the enclosed  Prospectus.  However,  we urge you to read the Prospectus and other enclosed  materials  carefully before  instructing us to exercise your
Rights.

            Your  instructions to us should be forwarded as promptly as possible in order to permit us to exercise  Rights on your behalf in accordance  with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m.,
New York City time, on the Expiration  Date.  Once you have exercised your Basic
Subscription Privilege and your Over-Subscription  Privilege,  such exercise may not be revoked.

            If you wish to have us, on your behalf,  exercise the Rights for any shares  of Common  Stock to which you are  entitled,  please so  instruct  us by completing,  executing and returning to us the "Beneficial  Owner Election Form"
included herewith.

            Any  questions  or requests  for  assistance  concerning  the Rights
Offering  should be directed to  _____________,  the  Information  Agent, at ( )
_______________.

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